Exhibit 99.1

Bright Mountain Media to Present at LD Micro 500 Virtual Investor Conference

Boca Raton, FL, August 26, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM) (“Bright Mountain Media” or the “Company”), an end-to-end digital media and advertising services platform, today announced that management will present at the LD 500 virtual investor conference, hosted by LD Micro and taking place virtually September 1 – 4, 2020.

Greg Peters, President and Chief Operating Officer of Bright Mountain Media, is scheduled to host a virtual presentation during the conference as follows and will participate in one-on-one meetings throughout the day.

LD 500 Virtual Investor Conference

Date: Wednesday, September 2, 2020

Time: 12:20 p.m. Eastern time (9:20 a.m. Pacific time) – Track 1

Webcast: https://www.webcaster4.com/Webcast/Page/2019/36173

A live audio webcast and archive of the conference presentation will be available using the webcast link above. For more information on the LD 500 virtual investor conference or to schedule a one-on-one, please contact your LD Micro representative.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include the Bright Mountain, LLC ad network, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to close the proposed acquisition of Inform, Inc., any the realization of any expected benefits from such transaction if closed. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us